Exhibit 99.1



For Immediate Release
---------------------

                  ATMI Reports First Quarter Financial Results


      DANBURY, CT -- April 21, 2004 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced revenues of $56.0 million for the first quarter of 2004, an increase of 51% from $37.0 million in the first quarter of 2003, and an increase of 7% over $52.4 million in the fourth quarter of 2003.

      Continuing operations in the first quarter generated income of $4.0 million, or $0.12 per diluted share. In the first quarter of last year, income from continuing operations was $0.9 million, or $0.03 per diluted share. In the fourth quarter of 2003, continuing operations generated income of $5.6 million, or $0.18 per diluted share, which included a one-time $0.10 per share tax benefit and a $0.03 per share charge for an investment write-down.

      Overall, net income for the first quarter was $6.1 million, or $0.19 per diluted share, which includes $0.04 per share from activities of discontinued operations, and a gain of $0.03 per share related to the sale of the gallium nitride business. For the first quarter of 2003, net loss was $1.6 million, or $0.05 per diluted share, which included a loss of $0.08 per share from discontinued operations. Net income for the fourth quarter of 2003 was $5.2 million, or $0.17 per diluted share, which included a $0.01 per share loss from discontinued operations and the one-time tax benefit of $0.10 per share, partially offset by the $0.03 per share investment write-down.

      Gene Banucci, ATMI Chief Executive Officer, said, "The semiconductor industry continued to grow strongly during the first quarter. We believe overall worldwide wafer starts were up, on the order of 3-4% sequentially, with growth rates in Taiwan exceeding 7%. We expect continued industry growth in the second quarter, and believe that growth in wafer starts for the year will come in slightly above our previous range of 9-11%."

      Doug Neugold, ATMI Chief Operating Officer, said, "The first quarter showed broad-based strength. SDS(R) sub-atmospheric gas storage and delivery and materials packaging product sales were strong. Overall gross margin didn't reach the levels we wanted during the quarter because of additional costs to expedite product deliveries to Taiwan on stronger than expected demand, combined with costs related to scaling manufacturing on certain new products. We anticipate improving gross margin levels in the second half. In the copper materials market, our ST-250 post-etch stripping product appears to be gaining traction worldwide. So much so, we are already preparing capacity expansions for this, and related, product lines."

      Dan Sharkey, Chief Financial Officer said, "During the quarter, we completed the first divestiture of our businesses held for sale, with the sale of our Gallium Nitride business to Cree for $10.25 million in cash. With buyer interest in the remaining businesses quite high, negotiations on a number of the other discontinued businesses are well underway."

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2004 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity, or implementing any strategy, including resolution of the


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

various discontinued elements of ATMI's Technologies segment; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Note: A conference call (800.289.0544) discussing financial results will begin at 11:00 a.m. Eastern time, April 21st, 2004. A replay (888.203.1112, PIN 12085)
of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.


                                     # # # #


                                  TABLES FOLLOW


For more information contact:

      Dean Hamilton
      ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
      ------------------



                                      99-2

                                   ATMI, INC.
                         SUMMARY STATEMENTS OF OPERATION
                      (in thousands, except per share data)

                                                           Three Months Ended
                                                               March 31,
                                                           ------------------
                                                          2004           2003
                                                          ----           ----

Revenues                                                $ 56,019       $ 37,039
 Cost of revenues                                         28,792         18,894
                                                        --------       --------
 Gross profit                                             27,227         18,145
 Operating expenses
   R & D                                                   4,741          4,203
   S, G, & A                                              15,684         12,627
                                                        --------       --------
                                                          20,425         16,830

 Operating income                                          6,802          1,315

 Other expense, net                                         (697)           (19)
                                                        --------       --------

 Income before income taxes                                6,105          1,296

 Income taxes                                             (2,137)          (372)
                                                        --------       --------

 Income from continuing operations                         3,968            924

 Income (loss) from operations of
   discontinued operations                                 1,120         (2,542)

 Gain on disposal of discontinued
   operations                                              1,024           --
                                                        --------       --------

 Net income (loss)                                      $  6,112       ($ 1,618)
                                                        ========       ========

 Diluted earnings per share from
   continuing operations                                $   0.12       $   0.03

 Diluted earnings (loss) per share from
   operations of discontinued operations                $   0.04       ($  0.08)

 Diluted earnings per share from gain on
   disposal of discontinued operations                  $   0.03           --

 Diluted earnings (loss) per share                      $   0.19       ($  0.05)

 Weighted average shares outstanding                      31,739         30,913


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

                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS

                                 (in thousands)


                                                       March 31,    December 31,
 Balance Sheet Highlights                                2004         31, 2003
                                                       --------     -----------

 Assets
   Cash & marketable securities                        $137,730       $128,700
   Accounts receivable, net                              48,945         38,439
   Inventory, net                                        30,637         21,564
   Assets held for sale                                  71,980         84,736
   Other current assets                                  17,422         16,280
                                                       --------       --------
      Total current assets                              306,714        289,719
   Fixed assets, net                                     65,903         64,673
   Other assets                                          59,059         60,050
                                                       --------       --------
        Total assets                                   $431,676       $414,442
                                                       --------       --------

Liabilities and stockholders'
equity
   Accounts payable                                    $ 13,013       $ 11,743
   Short-term debt                                          947          1,047
   Liabilities held for sale                              8,695          7,196
   Other current liabilities                             29,566         24,799
                                                       --------       --------
     Total current liabilities                           52,221         44,785

   Long-term debt                                       115,203        115,290
   Other long-term liabilities                              105            116
   Stockholders' equity                                 264,147        254,251
                                                       --------       --------
      Total liabilities &
        stockholders' equity                           $431,676       $414,442
                                                       --------       --------



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